                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549



                                  Form 8-K/A

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



                               November 4, 1997
               Date of report (Date of earliest event reported)


                         PARAGON HEALTH NETWORK, INC.
              (Exact Name of Registrant as Specified in Charter)





    Delaware                  001-10968                 74-2012902
 (State or other             (Commission              (IRS Employer
 Jurisdiction of             File Number)          Identification No.)
  Incorporation)

                         ONE RAVINIA DRIVE, SUITE 1500
                               ATLANTA, GEORGIA
                   (Address Of Principal Executive Offices)

                                     30346
                                  (Zip Code)



      REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (770) 393-0199

                        LIVING CENTERS OF AMERICA, INC.
         (Former Name or Former Address, if Changed Since Last Report)

ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     The information required by this item was "previously reported" (as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) in the Registrant's Registration Statement on Form S-4, as amended (Registration No. 333-36525), filed with the Securities and Exchange Commission on September 26, 1997 (the "Registration Statement on Form S-4"). The purpose of this amendment is to update the Pro Forma Condensed Consolidated Financial Statements, relating to the Recapitalization Merger and the GranCare Merger as defined herein, to the Registrant's fiscal year ended September 30, 1997. The following Pro Forma Condensed Consolidated Financial Statements are included herewith:

PARAGON HEALTH NETWORK, INC.

        Pro Forma Condensed Consolidated Balance
         Sheet (unaudited) as of September 30, 1997........................4

        Pro Forma Condensed Consolidated Statement
         of Income (unaudited) for the year ended
        September 30, 1997.................................................6

                         PARAGON HEALTH NETWORK, INC.

             PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

     On November 4, 1997, the Company engaged in two merger transactions.
First, pursuant to an agreement and plan of merger among Apollo Management, L.P. ("Apollo Management," and together with certain of its affiliates, "Apollo"), Apollo LCA Acquisition Corp. (a corporation owned by certain Apollo affiliates and other investors, "Apollo Sub") and Living Centers of America, Inc. ("LCA"), Apollo Sub was capitalized with $240 million in cash and was merged with and into LCA (the "Recapitalization Merger"). In the Recapitalization Merger, LCA was the surviving corporation and was renamed Paragon Health Network, Inc. ("Paragon"). Second, pursuant to an agreement and plan of merger among LCA, GranCare, Inc. ("GranCare"), Apollo Management and LCA Acquisition Sub, Inc., a wholly owned subsidiary of Paragon ("LCA Sub"), GranCare merged with LCA Sub with GranCare surviving as a wholly owned subsidiary of Paragon (the "GranCare Merger," and collectively with the Recapitalization Merger, the "Mergers"). The GranCare Merger was accounted for using the purchase method of accounting.

     The consummation of the Mergers required aggregate proceeds of approximately $1.4 billion. The funds required for the Mergers and related transaction fees and expenses were provided primarily by: (i) proceeds of approximately $449 million from the offering (the "Offering") of $275 million in Senior Subordinated Notes and $294 million in Senior Subordinated Discount Notes (collectively, the "Notes"); (ii) borrowings by the Company of approximately $740 million under a new senior credit facility which provides for aggregate commitments of up to $890 million (the "Senior Credit Facility"); and (iii) the equity investment by Apollo and certain other investors (collectively with Apollo, the "Apollo Investors") of approximately $240 million (the "Apollo Investment").

     The accompanying unaudited pro forma statement of income for the year ended September 30, 1997 gives effect to the above transactions as if they occurred on October 1, 1996. The accompanying unaudited pro forma balance sheet gives effect to the above transactions as if they occurred on September 30, 1997. The unaudited pro forma financial statements are not necessarily indicative of the operating results that would have been achieved had the Mergers been consummated as of those dates, nor are they necessarily indicative of future operating results. The unaudited pro forma financial statements should be read in conjunction with the consolidated financial statements of LCA and the related notes thereto appearing in the Registrant's Form 10-K for the year ended September 30, 1997.

               PARAGON HEALTH NETWORK, INC.
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                          SEPTEMBER 30, 1997
                        (DOLLARS IN THOUSANDS)


                                                                         LCA             GRANCARE        PRO FORMA          PARAGON
                                                                      HISTORICAL        HISTORICAL      ADJUSTMENTS        PRO FORMA
                                                                     ------------      ------------     -----------      ----------

                    ASSETS
Current assets:
  Cash and cash equivalents...........................................  $14,355          $13,692         $1,188,872 (1a) $ 19,432
                                                                                                            240,000 (1b)
                                                                                                           (735,223)(1c)
                                                                                                           (288,000)(1d)
                                                                                                           (285,097)(2a)
                                                                                                            (39,539)(2b)
                                                                                                            (60,168)(3)
                                                                                                            (14,460)(4)
                                                                                                            (15,000)(6)
 Accounts receivable, less allowance for doubtful accounts.............  211,989          228,774               --          440,763
 Supplies..............................................................   21,237            1,838               --           23,075
 Notes receivable......................................................    2,223           20,917               --           23,140
 Prepaid expenses and other current assets.............................   13,131           18,112               --           31,243
 Deferred income taxes.................................................   24,294           13,474               --           37,768
                                                                        --------         --------         ---------      ----------
   Total current assets................................................  287,229          296,807            (8,615)        575,421
Property and equipment.................................................  512,500          263,432               --          775,932
 Less accumulated   depreciation....................................... (210,117)         (62,582)              --         (272,699)
                                                                        --------         --------         ---------      ----------
                                                                         302,383          200,850               --          503,233
Other assets:
 Restricted investments, at fair value.................................   51,976           40,822               --           92,798
 Goodwill..............................................................  196,120           59,021            98,063 (2c)    378,921
                                                                                                             25,717 (3)

 Other.................................................................   36,659           41,193            (1,409)(2a)    123,122
                                                                                                             31,679 (2b)
                                                                                                             15,000 (6)
                                                                        --------         --------         ---------      ----------
   Total assets........................................................ $874,367         $638,693          $160,435      $1,673,495
                                                                        ========         ========         =========      ==========
                     LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Notes payable and current maturities of long-term debt................ $ 43,196         $  4,530          ($40,333)(1d) $    4,993
                                                                                                             (2,400)(2a)
 Accounts payable and accrued expenses..................................  75,063           87,675            (3,144)(2b)     190,599
                                                                                                             31,005 (4)
 Accrued payroll and related expenses...................................  66,866           19,426               --            86,292
                                                                        --------         --------         ---------       ----------
    Total current liabilities........................................... 185,125          111,631           (14,872)         281,884
Long-term debt.......................................................... 252,763          365,578         1,188,872 (1a)   1,275,440
                                                                                                           (247,667)(1d)
                                                                                                           (284,106)(2a)
Minority interests......................................................     733              --                --              733
Deferred income taxes and other noncurrent liabilities..................  32,908           18,854           (15,284)(3)      18,292
                                                                                                            (18,186)(4)
Long-term insurance reserves............................................  27,555            9,642               --           37,197
Commitments and contingencies...........................................     --               --                --              --

Stockholders' Equity:
 Preferred stock; $0.01 par value.......................................     --               --                --              --
 Series A - Junior participating preferred stock; $0.01 par value.......     --               --                --              --
 Common stock; $0.01 par value..........................................     608               24               178 (1b)        406
                                                                                                               (551)(1c)
                                                                                                                (24)(2c)
                                                                                                                171 (2c)
 Capital surplus........................................................ 226,972          125,232           239,822 (1b)    492,264
                                                                                                           (205,410)(1c)
                                                                                                           (125,232)(2c)
                                                                                                            230,880 (2c)
 Retained earnings...................................................... 164,650            1,564          (546,453)(1c)   (432,965)
                                                                                                             (4,716)(2b)
                                                                                                             (1,564)(2c)
                                                                                                            (19,167)(3)
                                                                                                            (27,279)(4)
 Unrealized gain on investments, net of income taxes....................     244            6,710            (6,710)(2c)        244
 Equity component of minimum pension liability..........................     --              (542)              542 (2c)
 Treasury stock, at cost................................................ (17,191)             --             17,191 (1c)        --
                                                                        --------         --------         ---------      ----------
                                                                         375,283          132,988          (448,322)         59,949
                                                                        --------         --------         ---------      ----------
   Total liabilities and stockholders' equity...........................$874,367         $638,693          $160,435      $1,673,495
                                                                        ========         ========         =========      ==========

                       See Notes to Unaudited Pro Forma Condensed Consolidated

                         PARAGON HEALTH NETWORK, INC.

       NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

(1) Recapitalization of and investment by the Apollo Investors in LCA pursuant to the Recapitalization Merger:
     (a)  New borrowings by LCA to fund share repurchase and retirement of debt.
     (b)  Infusion of capital into LCA by the Apollo Investors in exchange for
          17.8 million shares (adjusted for three-for-one stock split declared in November 1997) of Paragon Common Stock.
     (c) Repurchase of approximately 54.5 million shares (adjusted for three-for-one stock split declared in November 1997) of LCA Common Stock and retirement of LCA treasury stock.
     (d)  Retirement of existing LCA debt.

(2)  Merger of LCA Sub into GranCare pursuant to the GranCare Merger:
     (a)  Retirement of certain existing GranCare debt.
     (b) Payment of deferred financing fees on new debt and other financing related fees, net of related income tax benefits of $3.1 million.
     (c) Exchange and retirement of GranCare Common Stock for Paragon Common Stock valued at $231.1 million (17,114,866 shares (adjusted for three-for-one stock split declared in November 1997) of Paragon Common Stock to be received by GranCare stockholders at an estimated fair value of $13.50 per share (adjusted for three-for-one stock split declared in November 1997), based upon the price to be paid by the Apollo Investors for shares of Paragon Common Stock in the Recapitalization Merger), and resulting elimination of GranCare equity and allocation of purchase price in excess of net assets to goodwill. The allocation of purchase price is preliminary and no adjustment has been made to revalue GranCare's assets and liabilities to fair value, nor to assign value to identifiable intangible assets. The Company is in the process of quantifying the revaluation of these balances, however, it is not completed at this time. Pro forma goodwill represents 22% of pro forma total assets. The carrying value of goodwill will be reviewed if the facts and circumstances suggest that it may be impaired. If this review indicates that goodwill will not be recoverable, the carrying value of the goodwill will be reduced by the estimated shortfall of cash flows as determined by comparing the carrying amount of the asset to its fair value. Fair value is based on market prices where available, an estimate of market value, or determined by various valuation techniques (including discounted cash flows).

(3) Estimated recapitalization and related costs of $31.2 million, net of related income tax benefits of $3.7 million, and settlement and lease restructuring costs of $29.0 million (consisting of the $19.0 million termination fees (the "Termination Fees") payable to Vitalink and Manor Care, Inc. ("Manor Care") as well as the $10.0 million restructuring payment to Health and Retirement Properties Trust ("HRPT")) and net of related income tax benefits of $11.6 million. The settlement and lease restructuring costs are being paid in connection with the GranCare Merger.

(4) Estimated costs totaling $45.5 million, net of related income tax benefits of $18.2 million, related to change of control and severance payments and other related merger expenses to be paid in connection with the GranCare Merger. $14.5 million of these costs are expected to be paid upon consummation of the Mergers and the remaining $31.0 million paid subsequent to closing. Not included in such estimated costs is up to $11.0 million that certain parties allege will be due upon consummation of the Mergers as accelerated "earnouts" under acquisition agreements to which LCA is a party. Paragon intends to vigorously defend against any claim for accelerated payment of such amounts.

(5) The annual maturities of total long-term debt in the next five fiscal years are as follows (in thousands):

     1998 .............................................$     4,993
     1999 .............................................     29,654
     2000 .............................................     50,599
     2001 .............................................     52,922
     2002 .............................................     69,451
     Thereafter .......................................  1,072,814

     The classification of current and non-current portions of pro forma long-term debt is based on the actual maturities of retained debt, the stated terms of each tranche of the Senior Credit Facility and the 10-year term of the Notes.

(6)  Payment of security deposit to lessor.

                         PARAGON HEALTH NETWORK, INC.

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

                         YEAR ENDED SEPTEMBER 30, 1997
                            (DOLLARS IN THOUSANDS)

                                                                                                        Other
                                                             LCA        GranCare      TeamCare        Pro Forma        Paragon
                                                          Historical   Historical   Historical (1)  Adjustments (2)   Pro Forma
                                                          ----------   ----------   --------------  ---------------   ---------
Net revenues............................................  $1,140,288    $877,631       $(81,478)              -       $1,936,441
Operating expenses (excluding items shown below)........     960,794     775,817 (7)    (68,309)              -        1,668,302
Rent....................................................      42,489      43,159         (1,557)            500 (3)       84,591
Depreciation and amortization...........................      39,309      23,440         (1,834)          4,126 (4)       65,041
Merger and other related costs..........................       2,588      28,300 (8)          -               -           30,888
                                                          ----------    --------        -------       ---------         --------
Income from operations..................................      95,108       6,915         (9,778)         (4,626)          87,619
Interest expense and finance charges....................      21,492      34,691         (1,397)         68,669 (5)      123,455
Interest income.........................................      (4,640)     (6,159)             -               -          (10,799)
                                                          ----------    --------        -------       ---------         --------
Income (loss) before income taxes,
 equity earnings/minority interest and
 extraordinary charge...................................      78,256     (21,617)        (8,381)        (73,295)         (25,037)
Income taxes............................................      33,604        (820)(8)     (3,353)        (27,668)(6)        1,763
Equity earnings/minority interest.......................        (735)          -              -               -             (735)
                                                          ----------    --------        -------       ---------         --------
Net income (loss) before
  extraordinary charge..................................     $43,917    $(20,797)       $(5,028)       $(45,627)        $(27,535)
                                                          ==========    ========        =======       =========         ========

Net income (loss) before extraordinary
  charge per common and common equivalent
  share.................................................     $  0.74    $  (0.82)                                       $  (0.67)
                                                          ==========    ========                                        ========

Weighted average number of common and
  common equivalent shares outstanding..................      59,325      25,333                                          41,049
                                                          ==========    ========                                        ========

  See Notes to Unaudited Pro Forma Condensed Consolidated Statement of Income

                         PARAGON HEALTH NETWORK, INC.

    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

(1) Reflects elimination of Old GranCare's institutional pharmacy business ("TeamCare" or the "Institutional Pharmacy Business") operating results for the twelve month period ended September 30, 1997. TeamCare was spun off by GranCare in February 1997 in connection with the Vitalink Merger.

(2) Excludes estimated pre-tax change of control, severance and merger costs of $45.5 million and estimated pre-tax recapitalization and related costs of $51.7 million, which amount includes the $19.0 million Termination Fees payable to Vitalink and Manor Care, Inc. ("Manor Care") as well as the $10.0 million restructuring payment to HRPT, each of which will be paid upon consummation of the Transactions.

(3)  Represents incremental rent on lease restructuring.

(4) Represents goodwill amortization on transaction goodwill based on 30-year period.

(5) Interest expense-pro forma adjustments for interest expense are as follows (in thousands):


     Elimination of amortization of deferred financing fees included in historical amounts........  $  (745)
     Amortization of deferred financing fees on new debt over a weighted average 8.1-year period..    3,923
     Elimination of historical interest expense on debt replaced by the Financings................  (41,908)
     Commitment fees on unused portion of the Revolving Credit Facility...........................      750
     Interest expense on $1.19 billion in new debt at an average estimated interestrate of 8.95%..  106,649
                                                                                                   --------
                                                                                                  $  68,669
                                                                                                  ---------

     A 12.5 basis point increase or decrease in the average interest rate on the variable rate debt issued in connection with the Mergers would change pro forma interest expense and finance charges by $0.9 million and pro forma net income by $0.5 million.

(6) Income taxes are adjusted to reflect tax provision effect of pro forma adjustments, less non-deductible goodwill, at an estimated effective tax rate of 40%.

(7) Includes $8.0 million pre-tax charge, recorded in the quarter ended June 30, 1997, associated with a change in accounting estimate related to allowance for doubtful accounts. Also includes $18.5 million pre-tax charge, recorded in the quarter ended September 30, 1997, for an additional provision for doubtful accounts. During and following the quarter ended September 30, 1997, management reviewed in greater detail GranCare's allowance for doubtful accounts and concluded that an additional charge was necessary. The allowance for doubtful accounts for GranCare reflects the methodology utilized by LCA.

(8) The $28.3 million merger and other related cost charge relates to the spin-off of TeamCare in February, 1997. Such amount excludes a $4.8 million extraordinary debt extinguishment charge, which resulted from debt repayments associated with the Vitalink Merger. The provision for income taxes is affected by $19.0 million of these merger expenses that are not tax deductible.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                     PARAGON HEALTH NETWORK, INC.


                                     By: /s/ Ronald W. Fleming
                                        ---------------------------
                                         Ronald W. Fleming
                                         Vice President, Controller and
                                         Chief Accounting Officer


Dated:  January 19, 1998

                                       8